MAIDEN HOLDINGS, LTD

# Forward Looking Statements

This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, ability to renew GMAC RE business, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. The Company undertakes no obligation to publicly update any forward-looking statements.

# About Maiden Holdings

- Bermuda-based specialty reinsurer
  - NASDAQ ticker symbol "MHLD"
  - "A-" rating from A.M. Best
- Founded to focus on reinsurance products and solutions for small and specialty insurance companies
- Business Activities
  - Strategic quota share agreement with AmTrust Financial Services
  - Reinsurance for regional and specialty insurance companies
  - Strategic growth opportunities
- Emphasis on predictable, low severity risks

## Recent Developments

- Announced the acquisition of GMAC RE
  - Approximately $550 million in non-cat reinsurance business
  - Assumed loss reserves of approximately $750 million
  - Unearned premium transfer of $200 million
  - Assumed related assets of approximately $1 billion
- Accretive to Maiden and excellent base for continued growth

# Acquisition Rationale

- Portfolio and platform developed over 25 years
  - Strong connections with U.S. P&C insurers
  - High client retention rates, over 85% on largest business segment
  - Excellent underwriting, actuarial and risk management platform
  - Strong operating and profitable underwriting performance
    - Since formation no operating losses were presented to the parent company
  - Complementary to Maiden's existing infrastructure
- Accelerated Maiden's operating plan and portfolio while maintaining the core AmTrust business
- Positions Maiden with efficient platform to continue business growth

# Business Segments

| Business Segment | Covered Lines | Coverage Limits & Attachment |
| --- | --- | --- |
| Treaty – Regional Insurers | Auto, homeowners', CMP and workers' comp | Average of $2 million<br>Typically within $2 million |
| Specialty – Regional Specialty and National Stock | Commercial auto and workers' comp | Average $1 million<br>Within first $5 million |
| Accident and Health | Medical stop loss and personal accident | Majority less than $1 million |
| SRS – Real Estate, Manufacturing, Service | Excess property | Average $5 million<br>Various levels |
| AmTrust Quota Share | Small commercial, warranty and specialty middle-market | Majority $1 million or less |

# Diversity of Business


Treaty 37%
Accident & Health 10%
Specialty 8%
SRS 3%
AmTrust 42%

# The New Maiden Holdings

- Maiden has accelerated its operating plan by acquiring the GMAC RE platform and existing portfolio while maintaining the core AmTrust portfolio
  - Assumption of existing portfolio generates premium of approximately $1 billion, strengthening earnings run rate
  - Market and client reaction outstanding, positioning the company for continued profitable growth
  - Going forward business is expected to generate in excess of $1 billion of revenue with a targeted combined ratio of 96% or better
  - Maiden is well positioned as a significant global specialty reinsurer with expanding footprint and client base internationally
- Targeted returns in excess of 15% with a low volatility

# Initial Estimated Financial Results

| Estimated Financial Summery | 2009 |
|---|---|
| Premium Written | $1.2 Billion |
| Earned Premium | $950 Million |
| Combined Ratio | 96% |
| Average Invested Assets | $2 Billion |
| Anticipated Investment Yield | 5.5% |

# Investment Portfolio

Net investments as of 9/30 plus assets received - $1.7 billion

78% of fixed maturities are AAA, US Government and Agencies

Strong liquidity – over $400 million cash and cash equivalents

Corporate fixed maturities are 22% of fixed maturities

93% of corporate fixed maturities are A rated or better


Cash and Cash Equivalents 25%
Fixed Maturities 75%

# The Maiden Holdings Story

- Premier global preferred provider of customized reinsurance products and services to regional insurance companies
  - Product and customer segment specialization
  - Differentiated product and service offerings
  - Emphasis on predictable, low severity risks; minimal cat exposure
- A.M. Best has reaffirmed Maiden's A- rating following the transaction; longer term focus will be on growing balance sheet and increasing the rating
- Differentiated strategy versus majority of public Bermuda reinsurance companies
- Target returns in excess of 15% with low volatility

MAIDEN HOLDINGS, LTD